Exhibit 99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Streamlines Leadership for Operational Efficiency

Reaffirms fiscal 2013 financial expectations and preliminary 2014 revenue growth expectations

BEDFORD, Mass., November 25, 2013 – iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced the company is streamlining leadership for operational efficiency. The company is also reaffirming financial expectations for fiscal year 2013 and preliminary expectations for 2014 revenue growth of mid to high teens, previously provided in its Q3 2013 earnings announcement on October 22, 2013.

“Since realigning the company in Q1 2012, iRobot has evolved into a single organization focused on three distinct market segments. These markets are served by business units, each with experienced leadership, supported by shared engineering and supply chain teams,” said Colin Angle, chairman and chief executive officer of iRobot. “Having completed this transition and effectively reduced the operational complexity of the organization, the responsibilities of the COO were minimized, giving us the opportunity to flatten the organization by expanding upon the CFO and CTO functions.”

Recognizing the reduced responsibilities of the chief operating officer position, Jeff Beck has elected to pursue his own professional ambitions outside of the company. iRobot’s decision to streamline management coincides with the company’s 2014 planning cycle, and it will not seek a replacement for COO.

The company’s leadership changes include:

•	Christian Cerda, Frank Wilson and Youssef Saleh, iRobot’s business unit leads, will now report directly to Colin Angle, increasing operational efficiency while bringing innovative, customer-driven solutions to market.

•	Paolo Pirjanian, chief technology officer, will now lead the company’s engineering force in addition to focusing on strategic technology development. Responsible for nearly 50 percent of iRobot’s workforce, Pirjanian will take on an elevated role within the company’s leadership team as an executive officer.

•	Alison Dean, executive vice president and chief financial officer, will now oversee manufacturing and supply chain in addition to leading the company’s financial and information technology operations.

•	Jeff Beck is resigning as chief operating officer effective immediately and will participate in a transition period through the end of 2013.

“When we began this transition in 2012, we had ambitious goals. With Jeff’s contributions, we have exceeded our expectations and positioned iRobot to focus on driving innovation in multiple markets.” continued Angle. “During his tenure with iRobot, the company has increased its revenues and brought several new products to market, while growing its management depth and breadth significantly. We wish Jeff well in his new endeavors.”

About iRobot Corp.

iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s products feature proprietary technologies incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, anticipated growth and performance of our businesses, anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2013, and anticipated fiscal year 2014 revenue growth. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com